EXHIBIT 10.1

                            TRANSPORTATION AGREEMENT

     THIS AGREEMENT is entered into this 19th Day of July, 2007, (the "Effective
Date") by and between NEDAK Ethanol LLC.  ("Shipper") and Western Oil Trans Inc.
("Carrier"),  in  consideration  of the mutual  covenants and agreements  herein contained, hereby mutually covenant and agree as follows:

     1.   Contract Carrier Authority.

     Carrier is engaged in the business of  transporting  property and is a duly qualified  contract carrier by motor vehicle,  holding operating  authority from the Federal  Motor  Carrier  Safety  Administration  (or one of its  predecessor agencies) in Docket Number MC-563623 (the "Docket").

     2.   General Obligations.

     a. Shipper shall tender to Carrier, and Carrier shall transport and deliver in its motor vehicle equipment, certain of Shipper's commodities on a continuing and recurring basis,  pursuant to the provisions of this Agreement and under the terms,  conditions,  rates and charges set forth in the attached  Exhibits which are incorporated herein by this reference.

     b. Carrier shall  furnish,  operate and maintain in good working  condition and  suitable  appearance,  at its  own  expense,  all  motor  vehicles  and all equipment  necessary to perform the services  required  under this Agreement and shall assume all incidental  costs and expenses  including,  but not limited to, all costs and expenses incident to or arising out of the maintenance, repair, or operation of such equipment, fuel, and supplies. Carrier agrees to save and hold
Shipper harmless from any and all such costs, expenses and liabilities.  Carrier
shall  also  provide,   supervise,   and  control  all  necessary   drivers  and
dispatchers,  and procure all necessary licenses for the proper operation of the equipment so furnished.

     c.  Carrier  assumes  and  shall pay any and all  contributions,  taxes and assessments  which may be required to be paid under any  so-called  Unemployment
Compensation, Disability, Old Age Pension, Social Security, or any similar laws, by reason of the employment by Carrier of Carrier's employees, and Carrier shall in all other  respects  comply with such laws.  If, under the  applicable  State
Unemployment  Compensation Law, Carrier has the right to elect whether or not to come  under  and be  bound  by the  terms  of such  Law,  Carrier  shall  either self-insure or promptly register under said Law.

     d.  Carrier  shall  keep  Shipper's  cargo free and clear  from,  and shall indemnify,  defend and hold Shipper harmless from and against, all liens related to payment for which Carrier is  responsible  arising out of the  transportation services, including, but not limited to, materialmen's, laborers' and mechanics'
liens.  Carrier  shall  deliver to Shipper  prompt  written  notice of actual or prospective claims of any such liens known to Carrier.  Carrier shall not have a lien on any cargo for which Carrier provides  transportation services under this
Agreement.

     3.   Term.

     This Agreement,  including the Exhibits that are made a part hereof,  shall commence on the date of first ethanol to be transported  and shall be for a term of three (3) years from the Effective  Date, and thereafter  will  automatically renew and  continue  for  additional  renewal  terms of one (1) year each unless otherwise terminated by provisions contained herein. Unless otherwise terminated by provisions contained herein, this Agreement shall terminate:

     a. by either  party giving  written  notice to the other party no less than one hundred  eighty (180)  calendar days prior to the ending date of the initial three-year term or of any renewal term;

     b. on the  expiration  or  suspension  of all or any part or  aspect of the authority granted in the Docket;

     c. on any change in the  authority  granted in the  Docket,  such change of which  adversely  affects  Carrier's  ability to  perform  the  services  in the capacity represented herein;

     d. by mutual agreement of Shipper and Carrier;

     e. upon the  discontinuance  of business  operations  by either party which discontinuance  of business  materially  affects such party's ability to perform the obligations agreed to pursuant to the terms of this Agreement; or

     f.  upon  notification  to  Shipper  that  Carrier  has been  issued a U.S.
Department of Transportation Safety Rating of less than "Satisfactory"

     4.   Effect of Termination.

     Termination of this Agreement for any reason shall not release either party from any obligation that may have accrued before such termination,  nor shall it preclude  either  party from  exercising  any  remedies  it might have in law or equity to enforce such obligations.

     5.   Carrier's Service Designed to Meet Shipper's Distinct Needs.

     The parties agree and acknowledge that the transportation services provided for under this Agreement are designed to meet the distinct needs of Shipper, and it is specifically  because Carrier  acknowledges its ability and willingness to meet such distinct needs that Shipper has entered into this  Agreement.  Carrier shall  provide  all  services in a prompt,  efficient  and safe manner and shall warrant the safe and prompt delivery of the goods without loss, damage, delay or contamination.  Carrier and Shipper  acknowledge that this is a private contract to provide specified services under specified rates and conditions,  and, to the extent permitted by 49 U.S.C. ss.14101, hereby waive all rights, obligations and remedies  they may have  under  49  U.S.C.  ss.13101  through  ss.14901  for the transportation  covered  by this  Agreement,  (except  on  matters  relating  to registration,  insurance  and safety  fitness)  only to the extent such  rights, obligations and remedies are in conflict with this Agreement.

     6.   Independent Contractor.

         Carrier is and shall remain an  independent  contractor in all respects and in the  performance of all  transportation  services and related  activities hereunder.  The detailed  methods of transporting  commodities in motor vehicles shall be under the  exclusive  control and  direction of Carrier,  Shipper being interested  only in the results  thereof.  All persons engaged in performing the transportation  services and related activities  hereunder shall be employees or agents of Carrier or its  subcontractors  or their  employees,  and shall not be deemed to be subcontractors of agents of Shipper.  Carrier,  however,  agrees to comply  with all  requests  made to  Carrier  by  Shipper  concerning  the time, coordination, and place of performance hereunder.

     7.   Determination of Freight Charges.

     a.  Freight  charges  and fuel  surcharges  shall be those set forth in the attached Exhibit A. Unless expressly stated and agreed to otherwise herein,  all such charges shall be inclusive of the following:

          i. all origin and destination services (including,  but not limited to loading and unloading services) required by Shipper;

          ii. all accessorial charges;

          iii. all fuel surcharges;

          iv. all hazardous material fees; and

          v. all detention charges.

     b. In  determining  the freight  and other  charges  applicable  under this
Agreement,  the  parties  shall  use  those  rates  set  forth  in the  attached
Exhibit(s).

     8.   Invoicing and Payments.

     a. All  commodities  transported by Carrier for Shipper,  whether  received from Shipper or from a third  party,  shall be  transported  under the terms and conditions of this  Agreement.  Each  shipment  shall be evidenced by a document substantially  in the form attached  hereto as Exhibit B showing the product and quantity  thereof received and delivered by Carrier at the loading and unloading points, respectively.

     b. Invoicing shall be accomplished either by Carrier mailing to Shipper the original and one copy of each applicable freight bill, or by sending Shipper the invoice  information  via  Electronic  Data  Interchange  (EDI)  with  the  data transmitted serving as the freight invoice.

     c. Freight  invoices sent to Shipper which reflect freight or other charges that exceed the  charges  previously  agreed to by the parties and  incorporated into  the  contract  rates  pursuant  to this  Agreement,  shall,  at  Shipper's discretion,  either be  returned  to  Carrier  for  correction  to  reflect  the previously  agreed-to rates and charges or shall be manually  revised by Shipper to  reflect  the  correct  amount  due as  previously  agreed to by the  parties pursuant to the terms of this

Agreement.  In such cases,  Shipper  shall pay that portion of the invoice which
Shipper  reasonably  believes is due and owing to Carrier under the terms of the
Agreement.

     d. If Shipper desires to ship on a "freight collect" basis,  Carrier agrees to collect from the  consignee  the charges  listed in Exhibit A , except in the case where Carrier and consignee have a separate agreement.

     e.  Shipper's  payment  of  invoices  shall not  constitute  acceptance  of shipments and shall be subject to adjustment for errors, shortages or defect.

     9.   Scope and Governing Rules.

     This Agreement shall apply to and govern all shipments  tendered to Carrier for shipment to and/or from Shipper's facilities,  including shipments to and/or from any locations other than Shipper's facilities as designated by Shipper, and shipments  from  suppliers  shipping  to  Shipper.  To the  extent  any  term or provision in this Agreement differs or is contrary to a term or provision of any tariff,  bill of lading,  freight bill, or other shipping or delivery  document, the terms and provisions of this Agreement shall supersede and govern.

     10.  Loading and Handling Obligations.

     a.  Carrier  shall  be  responsible  for  loading  Shipper's  freight  onto
Carrier's  equipment at the origin point and for unloading  Shipper's freight at the delivery point. When on Shipper's premises,  Carrier, its subcontractors and agents shall comply with the safety  practices and  procedures  established  for those premises.

     b. Carrier is responsible to maintain an accurate count of all of Shipper's freight  at all times such  freight  is in  Carrier's  possession,  custody,  or control.  Subject only to their taking  appropriate  safety  measures.  Carrier,
Carrier's  employees,  agents  and/or  authorized  representatives  may visually inspect and count  Shipper's  freight during the loading  process and during all times in which such freight is in Carrier's possession, custody, and control.

     11.  Loss of or Damage to Property, Third-Party Claims.

     a. Loss of or Damage to Property of Shipper or Third Parties.

          i. Regardless of the points of origin,  destination or location of the transportation services provided, Carrier shall be liable to Shipper in the same  manner  and to the same  extent as a common  carrier  under 49 U.S.C.
     ss.14706 (or its successor  statute) for loss of, damage to,  contamination of, or delay in delivery of Shipper's  products  when tendered and accepted for transportation hereunder, except where such loss or damage results from
     (1) acts of God, or public  authority,  (2) inherent  vice or nature of the commodities,  or (3) acts of Shipper.  Irrespective  of any  provisions  in
     Carrier's  tariffs,  service  guides  or  similar  publications,  Carrier's liability  for loss,  damage,  contamination,  or delay shall be determined solely by the  terms of this  Contract.  Any  attempts  to limit  Carrier's liability by tariff or other provisions incorporated by reference in a bill of  lading  or other  shipping  document  shall be  deemed  null and  void.
     Products  which have been tendered to Carrier in good order and  condition, and subsequently

     delivered  by  Carrier in damaged  or  contaminated  condition,  or lost or destroyed,  or  unreasonably  delayed in  delivery,  shall be  conclusively deemed to have been damaged,  contaminated,  lost, destroyed, or delayed by
     Carrier's  negligence  unless Carrier can otherwise  establish by clear and convincing evidence.

     ii. Carrier's  acceptance of Shipper's products for transportation shall be deemed to occur at the time such  products (or any part thereof) pass the flange of the loading valve on Carrier's trailer.

     iii.  Claims against Carrier for loss of, damage to,  contamination  of, or delay in delivery of the  Shipper's  products and the  processing of any salvage
shall  be  governed  by  49  C.F.R.  Part  370,  or  any  applicable   successor
regulations,  except as otherwise set out in this  Agreement.  Carrier shall not dispose of any damaged or contaminated cargo,  without the prior written consent of Shipper. Shipper may determine,  within its sole discretion,  and not subject to a reasonableness standard, whether and how the cargo, may be salvaged, and if salvageable,  the value of such salvage.  Any salvage receipts shall be credited against Shipper's claim against Carrier.  Shipper shall have the right to remove all identifying  marks or labels when Carrier pays Shipper for the full value of the  damaged or  contaminated  cargo and  requests  possession  of the  salvage.
Alternatively,  the cargo shall be permanently  marked as "damaged" or a similar notation,  without  debiting  Shipper for such  notations.  If any portion of 49
C.F.R. Part 370 conflicts with any portion of this Agreement,  the provisions of this Agreement shall govern.

     iv.  The  parties  agree  and  Shipper  declares  that,  in case  of  loss, contamination,  or damage to Shipper's products,  the value of such products and the liability of Carrier for any cause for which Carrier may be liable, shall be the full invoice  value of the products up to $50,000 per  shipment,  subject to reasonable mitigation of the lost,  contaminated,  or damaged products, plus all reasonable  additional  transportation  costs.  Such full invoice value shall be determined by the invoice  between  Shipper and the consignee,  or if Shipper is the consignee, the invoice between the consignor and Shipper.

     v. Carrier  shall be liable to Shipper and to third parties for any loss or contamination of, or damage to any products or property,  other than commodities tendered  for  transportation  hereunder,  where and to the  extent  such  loss, contamination,  or  damage is the  result of  Carrier's  negligence  or  willful misconduct.

     vi. The parties agree that, in case of loss or contamination  of, or damage to any products or property of third parties or Shipper,  other than commodities tendered for  transportation  hereunder,  the value of such products or property and the  liability  of Carrier  for any cause for which  Carrier  may be liable, shall be the fair market  value of such  products or property or the  reasonable cost of repair, whichever is less.

b. Loss of or Damage to Property of Carrier.

     i. Shipper shall be liable to Carrier for loss of or damage to any property of  Carrier  where  and to the  extent  such  loss or  damage  is the  result of
Shipper's negligence or willful misconduct.

     ii. The  parties  agree that in case of loss or damage to any  property  of
Carrier,  the value of such  property and the liability of Shipper for any cause for which Shipper may be liable, shall be the fair market value of such property or the reasonable cost of repair, whichever is less.

     12.  Indemnification.

     a. Except as expressly  provided  below Carrier agrees to hold harmless and
unconditionally  indemnify  Shipper  against  and  from  all  liability,   cost,
expenses, claims, and damages which Shipper may at any time suffer or sustain or become liable for by reason of:

          i. Any and all  penalties,  fines,  costs or expenses of any character which may be enforced or sought to be enforced  against  Shipper or Carrier by reason of the violation or alleged  violation by Carrier of any federal, state or local law or regulation;

          ii. Any and all claims,  actions and causes of action which may at any time arise by reason of accident or damage to the  property of either party or third parties or the injury to or death of any party including employees of  either  party or any  third  parties  caused  by any  negligent  act or omission of Carrier, its officers,  agents, or employees arising from or in connection with:

               (a) The  maintenance,  use, or operation  (including  loading and unloading)  by  Carrier  or its  agents,  or  employees  of any  motor
          vehicles  or  equipment   used  by  Carrier  in  performance  of  this
          Agreement;

               (b) Carrier's  performance of the  transportation  services to be provided under this Agreement;

          iii. Any and all claims, actions and causes of action which may at any time arise by reason of any state or local  sales tax that may be  assessed on  payments  made by Carrier to  Shipper  for loss or damage to  Shipper's commodities or any other property of Shipper.

     b. The indemnity  herein  provided shall include,  but shall not be limited to, all costs,  expenses,  and attorneys' fees incurred or payable by Shipper in settling  such claims or  penalties  or fines or in  investigating  or defending against the same.

     c. Notwithstanding any other provision in this Agreement, such indemnity of
Carrier shall not hold Shipper harmless from or against any such penalty,  fine, claim,  action or cause of action shown to arise from the negligence of Shipper.
Where  personal  injury,  death  or loss of or  damage  to  property  (excluding property of Shipper or Carrier) is the result of the joint negligence or willful misconduct of Carrier and Shipper, Carrier's duty of indemnification shall be in
proportion  to  its  allocable  share  of  such  joint   negligence  or  willful
misconduct.

     d.  This  Section  12 shall not  apply to  claims  for lost,  contaminated, damaged or delayed cargo that are covered by Section 11.a. i-iv above.

     13.  Insurance.

     a.  Carrier  shall obtain and maintain at all times during the term of this
Agreement the following insurance coverage:

          i.   Comprehensive   general  liability   (including   automobile  and
     contractual liability),  bodily injury and property damage insurance,  with an appropriately  licensed company, in an amount not less than Five Million
     Dollars  ($5,000,000.00)  or the amount required by applicable state and/or federal law,  whichever is greater,  insuring  Carrier's ability to pay for any loss, damage, or injury arising out of Carrier's performance or failure to perform under this Agreement.

          ii.  Cargo   insurance   with  an   appropriately   licensed   company
     satisfactory  to Shipper in an amount not less than Fifty Thousand  Dollars
     ($50,000.00)  for loss of or damage to property  carried on motor  vehicles used in connection  with the  transportation  services  agreed to under the terms  of this  Agreement,  or for any and  all  amounts  as per  statutory requirements, whichever is greater;

          iii. Worker's  compensation  insurance,  with an appropriate  licensed company, in an amount not less than the statutory requirements,  for injury to any of Carrier's employees arising out of Carrier's  performance of this
     Agreement;

          iv.  Environmental  damage  liability  insurance,  as  evidenced by an
     MCS90,  with  limits of  liability  of not less than Five  Million  Dollars
     ($5,000,000.00) per occurrence; and

          v. Any other  insurance  required by any  federal or state  regulatory agency.

     b. Carrier shall provide  certificates of insurance  coverage to Shipper to evidence that the insurance required herein remains in force.

     c. Shipper, its subsidiaries and affiliated companies,  co-owners and joint venturers,  if any, and their  employees,  officers and agents shall be named as additional insureds or as beneficiaries of each of the policies required by this section, except Workers' Compensation.

     d.  All  policies  shall be  endorsed  to  provide  that  underwriters  and insurance  companies of Carrier shall not have any right of subrogation  against
Shipper,  its  subsidiaries,  co-owners  or joint  venturers,  if any, and their agents, employees,  officers, invitees, servants,  contractors,  subcontractors, underwriters  and insurance  companies  with respect to any loss of or damage to
Shipper's cargo or commodities.

     e. Carrier agrees that unless it receives  Shipper's  prior written consent otherwise,  it will (i) keep such policies in force,  (ii) not reduce the amount or change the nature of the coverage,  (iii) not remove Shipper as an additional insured  or  beneficiary,  and (iv)  not  change  insurers.  Shipper  shall  not unreasonably withhold any approvals or consents as required herein.

     f.  Any  coverage  provided  Shipper  by  Carrier's  insurance  under  this
Agreement is primary insurance,  to the extent the loss or damage in question is caused by  Carrier's  negligent

act or omission,  and shall not be considered  contributory  insurance  with any insurance policies of Shipper, its employees,  subsidiaries, or joint venturers, if any.  To the  extent a  particular  loss or damage  is  caused  by  Shipper's negligent act or omission,  any  applicable  coverage  under policies of Shipper shall be primary insurance,  and shall not be considered  contributory insurance with any insurance policies of Carrier.

     g. Such insurance  policies shall provide (unless  prohibited by applicable statute), that written notice of any such cancellation shall be given to Shipper
at  least  ten  (10)  calendar  days  prior  to  such  cancellation.   Carrier's
obligations  hereunder  shall  always be subject to any  limitations  imposed by applicable laws, regulations or orders of any governmental authority.

     14.  Compliance with Laws and Business Practices.

     a. Each party hereto agrees to comply with all laws and lawful  regulations applicable to any activities  carried out under the provisions of this Agreement and/or any amendments to it.

     b.  Carrier  agrees to comply  with all  safety  practices  and  procedures established for each of Shipper's facilities and premises.

     c.  Carrier  agrees that at all times when its  vehicles  are  transporting
Shipper's  freight,  such  vehicles  shall carry a current copy of the Emergency
Response Guide Book.

     d. Each party hereto agrees that all financial  settlements,  billings, and reports rendered to the other party as provided for in this Agreement and/or any amendments to it will, to the best of its knowledge and belief, properly reflect the facts about all activities and transactions related to this Agreement, which data may be relied upon as being complete and accurate in any further  recording and reporting made by such other party for whatever  purpose.  Each party hereto agrees to notify the other party  promptly upon  discovery of any instance where the notifying  party has reason to believe data covered by this  subsection  (d)
above are no longer accurate and complete.

     e. In addition to and not in  limitation  of Carrier's  general  compliance requirements  set forth elsewhere in this Agreement,  Carrier warrants that when providing  services for any material that is classified as a Hazardous  Material or Dangerous Good, under applicable international, federal, state, or local law,
Carrier assumes full responsibility that its (and its subcontractors') employees have been trained, qualified, and screened to safely handle the material for the purposes of such  services  and that the  material  will arrive at the  required destination  in a safe  manner.  Carrier  certifies  that it has  developed  and implemented a security plan in compliance  with  applicable  regulations  in the jurisdictions  in which it will provide the services for such  material and that
Carrier will furnish a true and correct copy thereof to Shipper,  upon Shipper's request.

15.  Transportation of Waste and Hazardous Waste

a. This  Section  15 shall  apply  only in the event a heel  remains in the tank truck after delivery,  and, after  notification by Carrier,  Shipper  determines that the heel must be managed as a hazardous waste.

b. In the event Carrier  transports  hazardous waste, as defined by the Resource
Conservation  and Recovery Act, 42 U.S.C. ss. 6901 et. seq. and applicable state
counterparts,   Carrier  shall  comply  with  all  applicable  requirements  for transporters  of hazardous  waste,  including  but not limited to the  hazardous waste  transporter  requirements  at 40 CFR  Part  263 or any  applicable  state counterpart.

     c. Carrier shall deliver any  hazardous  waste  tendered by Shipper only to the  "designated  facility"  listed on the manifest  accompanying  the hazardous waste.  Carrier must have regulatory  authority to transport waste and hazardous waste within the applicable state or provincial jurisdictions.

     16.  Surviving Obligations.

     If any provision of this Agreement  should be found to be  unenforceable or should  become in  contravention  of any  applicable  laws or  regulations,  the parties shall remain  obligated by that which remains or such provision shall be superseded by the appropriate provisions of such laws or regulations, so long as such laws or regulations remain in force and effect, whichever is applicable.

     17.  Required Notices.

     a. Shipper  shall give Carrier  prior  notice of the toxic,  flammable,  or otherwise hazardous nature, if any, of the product to be shipped.

     b. Carrier must notify Shipper within ten calendar (10) days when Carrier's
Department   of   Transportation   safety  rating  falls  below  the  rating  of
"satisfactory".

     c. Carrier shall notify  Shipper of any notices of DOT  hazardous  material violations  received by Carrier  while  Carrier is in  possession  of  Shipper's freight, immediately upon Carrier's receipt of any such violation.

     18.  Confidentiality.

     The rights and  obligations  hereunder  are  personal to each party to this
Agreement.  No party may disclose the  existence of, or any of the terms of this
Agreement  to any  non-party  without  the prior  written  consent  of the other parties except (1) as required by law, in particular  securities laws applicable to Shipper; (2) to a corporate parent,  subsidiary,  or affiliate;  or (3) to an authorized audit agency for audit or other financial purposes.

     19.  Governing Law and Jurisdiction.

     This  Agreement  shall be governed by and construed in accordance  with the laws of the  State of  Nebraska  (without  giving  effect to the  principles  of conflict  of laws which might  otherwise  result in the  application  of the law another  jurisdiction)  and  Title  49 of the  United  States  Code.  Litigation
regarding  this  contract  may be  brought  only in the  courts  in the State of
Nebraska.

     20.  Force Majeure.

     In the event  either party is unable to meet any of its  obligations  under this  Agreement as a result of acts of God, acts of government,  war,  strike or other labor disturbance,  or any other cause beyond its reasonable control,  the obligations  of the party  affected  by the  force  majeure  condition  shall be suspended for the duration of same; provided,  however,  that both parties shall make all  reasonable  efforts  to  continue  to meet their  obligations  for the duration of the force majeure condition. The suspension of any obligations owing to force majeure  shall neither cause the term of this  Agreement to be extended nor affect any rights  accrued under this  Agreement  prior to the force majeure condition.  Nothing in this  Section 20 shall apply to relieve  Carrier from its responsibility and liability for cargo loss, damage, contamination,  or delay in delivery  set  forth in  Section  11 of this  Agreement  or its  indemnification obligations under Section 12 of this Agreement, except as otherwise set forth in those sections.

     21.  Notices.

     All notices  required to be given under this Agreement  shall be in writing and sent either by first class U.S. Mail or overnight mail, postage prepaid, and addressed to the respective parties at the following addresses, or at such other addresses as one party may furnish to the other by written notice:

       Carrier                                            Shipper

Western Oil Trans Inc                          NEDAK Ethanol LLC

Attn:  Mike Danielski                          Attn: Jerome Fagerland

633 W Hwy 20 - PO Box 10                       87590 Hillcrest Road - PO Box 391

Valentine, NE  69201                           Atkinson, NE 68713

     22.  Assignment and Benefit.

     This Agreement  shall not be transferred or assigned in whole or in part by either  party  without  the  prior  written  consent  of the other  party.  This
Agreement  shall be binding  upon and inure to the  benefit of the  parties  and their lawful successors and assigns.

     23.  Entire Agreement.

     This instrument  states the entire agreement  between the parties and there are no other  agreements  or  understandings  whatsoever,  expressed or implied, relating to the subject matter hereof. All amendments to this Agreement shall be in writing and signed by both parties.

     24.  Waiver.

     No waiver  by either  party of any  breach of this  Agreement  by the other party shall be considered a waiver of any succeeding breaches.

     25.  Document Retention.

     Carrier  agrees to obtain  signed  receipts,  upon  forms  satisfactory  to
Shipper,  from all persons to whom Carrier  shall make  deliveries,  and Carrier shall retain said  receipts for at least two (2) years  following  such delivery and shall,  upon  request,  make said  receipts  available  to  Shipper  for its inspection  and/or use.  Carrier  agrees to retain this  Agreement or a true and correct  copy of the document  for the life of the  Agreement  and for three (3)
years thereafter.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized  representatives  as of the day and year first above written.

                                       NEDAK ETHANOL LLC

                                       By:  /s/ Jerome Fagerland

                                       Title:  President and General Manager

                                       WESTERN OIL TRANS INC

                                       By:  /s/ Mike Danielski

                                       Title:  President

                                    EXHIBIT A

                               TRANSPORTATION RATE

The Freight  charges for  shipments  from the Origin  Loading  Point of Atkinson
Ethanol  Storage  Site to the  Destination  Unloading  Point of O'Neill  Ethanol
Storage Site shall be $0.01299 per gallon unloaded.

                               BULK FUEL SURCHARGE

     1.   Shipper & Carrier agree that the fuel  surcharge is  established  on a
          "cents per gallon"  basis and then  applied to the base rate which was established above.

     2.   Each billing date (15th & 30th) the price of the fuel  surcharge  will be established  using the price of #2 diesel fuel at a  non-affiliated location  such as  Cubby's  in  O'Neill,  NE.  This price will set the additional surcharge based on the attached charge.

     3.   The fuel surcharge is fixed to the extent that it does not change from the time of tender of shipment during the course of the transportation of that shipment.

                       FUEL SURCHARGE PER GALLON UNLOADED

                             $2.499 DIESEL FUEL BASE
                         CHANGE EVERY 25 CENTS INCREASE

                 FUEL PRICE                         SURCHARGE
                 $2.499                                 0
                        --------------------------------
                 $2.749                                .0003
                        -------------------------------
                 $2.999                                .0006
                        -------------------------------
                 $3.249                                .0009
                        -------------------------------
                 $3.499                                .0012
                        -------------------------------
                 $3.749                                .0015
                        -------------------------------
                 $3.999                                .0018
                        -------------------------------

                                    EXHIBIT B

                            FORM OF SHIPPING DOCUMENT